                       COMPUTATION OF NET LOSS PER COMMON SHARE

                                                                      EXHIBIT 11


                                                   For the Three Months Ended   For the Six Months Ended
                                                         September 30,                September 30,

                                                       1996          1995           1996            1995
                                                   ------------   ------------   ------------    -----------
Weighted average number of common shares
    outstanding                                    10,946,633      5,761,582      9,985,470      5,539,698
                                                   ------------   ------------   ------------    -----------
                                                   ------------   ------------   ------------    -----------

Net Loss                                            ($747,601)   ($1,331,314)   ($1,511,251)   ($1,996,256)
                                                   ------------   ------------   ------------    -----------
                                                   ------------   ------------   ------------    -----------

Net loss per weighted average equivalent common
    shares outstanding                                 ($0.07)        ($0.23)        ($0.15)        ($0.36)
                                                   ------------   ------------   ------------    -----------
                                                   ------------   ------------   ------------    -----------

                                                                   Share Months Outstanding
                                                   ---------------------------   ---------------------------
                                                       1996          1995           1996            1995
                                                   ------------   ------------   ------------    -----------
Calculation of weighted average
    shares outstanding
    Balance at beginning of period
    April 1, 1995 - 5,316,820 shares                              15,950,460                    31,900,920
    June 30, 1995 - 83,594 shares                                    253,555                       256,537
    August 28, 1995 - 403,000 shares                                 468,000                       468,000
    August 30, 1995 - 100,000 shares                                 108,133                       108,133
    September 8, 1995 - 124,567 shares                               116,263                       116,263
    September 12, 1995 - 250,000 shares                              200,000                       200,000
    September 20, 1995 - 326,000 shares                              163,000                       163,000
    September 27, 1995 - 95,000 shares                                25,333                        25,333
    April 1, 1996 - 8,533,587 shares               25,600,761                    51,201,522
    April 24, 1996 - 83,723 shares                    251,169                       443,732
    May 20, 1996 - 442,142 shares                   1,326,426                     1,960,163
    May 28, 1996 - 124,378 shares                     373,134                       518,242
    May 31, 1996 - 2,105 shares                         6,315                         8,560
    June 5, 1996 - 271,001 shares                     813,003                     1,056,904
    June 7, 1996 - 68,376 shares                      205,128                       262,108
    June 14, 1996 - 67,919 shares                     203,757                       244,508
    June 18, 1996 - 133,200 shares                    399,600                       461,760
    June 19, 1996 - 132,334 shares                    397,002                       454,347
    June 27, 1996 - 224,215 shares                    672,645                       710,014
    August 2, 1996 - 659,335 shares                 1,274,714                     1,274,714
    August 5, 1996 - 213,675 shares                   391,738                       391,738
    August 15, 1996 - 157,791 shares                  236,687                       236,687
    September 9, 1996 - 250,000 shares                175,000                       175,000
    September 20, 1996 - 1,538,462 shares             512,821                       512,821

Options outstanding                                        (1)            (1)            (1)            (1)

Warrants outstanding                                       (1)            (1)            (1)            (1)
                                                   ------------   ------------   ------------    -----------
    Total                                          32,839,899     17,284,745     59,912,819     33,238,186
                                                   ------------   ------------   ------------    -----------
                                                   ------------   ------------   ------------    -----------

Weighted average number
    of common shares outstanding                   10,946,633      5,761,582      9,985,470      5,539,698
                                                   ------------   ------------   ------------    -----------
                                                   ------------   ------------   ------------    -----------

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    (1)  Not calculated as anti-dilutive